UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

MINIM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street, Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MINM	The Nasdaq Capital Market*

*	Currently suspended.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement and Amended and Restated Securities Purchase Agreement

On February 18, 2025, Minim, Inc. (the “Company”) entered into, and simultaneously closed the transactions under, the Amended and Restated Securities Purchase Agreement (“Purchase Agreement”) among Cao Yu, Hu Bin, and Youxin Consulting Limited, a Hong Kong company (collectively, the “Purchasers”), David Lazar (“Seller”) and the Company, whereby Seller sold to the Purchasers (i) 2,219,447 shares of his Series A Convertible Preferred Stock, $0.001 par value per share (“Seller Preferred Stock”), (ii) a warrant to purchase up to an additional 2,800,000 shares of common stock, par value $0.01 per share (“Common Stock”), with an exercise price equal to $1.00 per share, subject to adjustment therein (the “Warrant”), and (iii) 2,656,980 shares of Common Stock and 85,910 shares of Series A Convertible Preferred Stock, $0.001 par value per share (“Power of Attorney Shares”, and together with the Seller Preferred Stock and the Warrant, the “Securities”). Purchasers also purchased certain receivables that the Company owed to Seller (the “Lazar Receivables”). The purchase price for the Securities and the Lazar Receivables was $500,000.

As further consideration for the sale of the Securities, Seller has the opportunity to be paid by the Purchasers an additional $3,400,000, less any indemnity and other obligations payable by Seller, if (i) the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any successors to any of the foregoing (each a “Trading Market”) on or before December 31, 2025 and (ii) the Company has satisfied all applicable initial and continuing listing requirements of the applicable Trading Market. Additionally, if the foregoing is achieved, Seller will also receive a number of newly issued shares of common stock of the Company equal to 3% of the then outstanding shares of common stock on the date the Company’s common stock is listed on a Trading Market pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended.

The Purchase Agreement includes a covenant that, promptly following the closing, the Company will take all actions reasonably necessary to amend its certificate of incorporation to increase the Stated Value (as defined in the certificate of incorporation) of the Series A Convertible Preferred Stock from $1.40 to $2.75 in consideration for cancelling the Warrant and forgiving the Lazar Receivables (the “Conversion Increase”).

The Purchase Agreement also contains customary representations, warranties and agreements of the Company, Seller and the Purchasers, indemnification rights and other obligations of the parties.

Amendment No. 1 to Securities Purchase Agreement

On February 18, 2025, the Company entered into the Amendment No. 1 to Securities Purchase Agreement (“Amendment No.1”) among the Purchasers and the Company, which amends that certain Securities Purchase Agreement, dated as of November 12, 2024 and previously disclosed on a Current Report on Form 8-K filed on November 18, 2024, to extend the outside date to complete the transactions contemplated thereby from December 31, 2024 to December 31, 2025.

The foregoing descriptions of the Purchase Agreement and Amendment No.1 do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Amendment No.1, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities issued and sold under the Purchase Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01.	Change in Control of Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

On February 18, 2025, a change of control of the Company occurred as a result of the closing of the Purchase Agreement and the Purchasers now own 90.6% of the issued and outstanding Common Stock of the Company on a fully diluted basis. Following the Conversion Increase, the Purchasers will own 55% of the issued and outstanding Common Stock of the Company on a fully diluted basis.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 19, 2025, Avraham Ben-Tzvi, Andrew Papanicolau, Matthew McMurdo, Patrick Rivard, and David Natan resigned as directors of the Company. The decision of the foregoing individuals to resign did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Securities Purchase Agreement by and among the Company, the Purchasers and Seller, effective as of February 18, 2025.
10.2	Amendment No. 1 to the Securities Purchase Agreement dated as of November 12, 2024 (“Amendment No. 1”) among the Purchasers and the Company, effective as of February 18, 2025.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINIM, INC.

Date: February 24, 2025	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

3